EXHIBIT 4

                                    AGREEMENT


In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D relating to the Common Stock, $0.001 par value, of Seattle Genetics, Inc. is being filed with the Securities and Exchange Commission on behalf of each of them.

August 15, 2006

                                                     By:  /s/ Julian C. Baker
                                                          ----------------------
                                                          Julian C. Baker

                                                     By:  /s/ Felix J. Baker
                                                          ----------------------
                                                          Felix J. Baker



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